Exhibit 99.1

Focus Financial Partners Reports Third Quarter 2018 Results

Revenue growth of 30.8% driven by continued organic growth and new partner firm additions

•                  Total revenues of $235.7 million, an increase of 30.8%

•                  GAAP net loss of $38.9 million

•                  Adjusted Net Income* of $34.1 million, an increase of 43.4%

•                  GAAP Basic and Diluted net loss per share of $0.24 for the period July 30, 2018 to September 30, 2018

•                  Adjusted Net Income Per Share* of $0.46 for the full quarter, an increase of 39.4%

All comparisons are versus third quarter 2017.

*Non-GAAP financial measures. Please see “Reconciliation of Non-GAAP Financial Measures” below for a reconciliation and more information on these measures.

NEW YORK, November 12, 2018 — Focus Financial Partners Inc. (Nasdaq: FOCS) (“Focus Inc.,” “Focus,” “we,” “us” or “our”), a leading partnership of independent, fiduciary wealth management firms, today reported results for its third quarter ended September 30, 2018.

“Third quarter results continue to demonstrate Focus’s strength post-IPO. We operate in a highly supportive environment where industry trends continue to move in our favor. We are excited by the quality and quantity of the opportunities to engage with potential partners and to bring value-added services to our existing partners that our market leading position affords us. Our performance is consistent with our objective of producing annual growth in both revenues and Adjusted Net Income Per Share of 20% on average and over time”, said Chairman and Chief Executive Officer, Rudy Adolf. “Revenue growth of 30.8% and Adjusted Net Income Per Share growth of 39.4% were driven by continued organic growth, as well as new partner firm additions. During the three months ended September 30, 2018, we added three partner firms — Asset Advisors, Edge Capital Group and Vista Wealth Management — with $11.2 million in combined acquired base earnings. We also announced the merger of Loring Ward Holdings and our partner firm, The Buckingham Family of Financial Services. The merger transaction with Buckingham is expected to close on or about the end of this year”.

Mr. Adolf continued, “During the nine months ended September 30, 2018, we have added eight new partner firms with $37.8 million in combined acquired base earnings. We have a large and active pipeline of potential partner firm acquisitions and merger opportunities, and the pace of our acquisition activity since our IPO, combined with the strength of our financial performance, demonstrates that our value proposition continues to resonate with entrepreneurs within our industry. We will continue to improve and expand the value-add services we provide our partners, and remain confident in our ability to meet our long-term objectives”.

Presentation

This press release presents our results of operations and financial position, including consolidation of our investment in Focus Financial Partners, LLC (“Focus LLC”), since July 30, 2018.  Prior to July 30, 2018, the closing date of our initial public offering, the financial statements included herein represent the financial statements of Focus LLC. The financial results of Focus Inc. prior to July 30, 2018 have not been included in these financial statements as it had not engaged in any business activities during such period. Accordingly, these results do not purport to reflect what the results of operations of Focus Inc. would have been had Focus Inc.’s IPO and related transactions occurred prior to July 30, 2018.

Third Quarter Financial and Operating Highlights

For the third quarter of 2018, Focus reported total revenues of $235.7 million, an increase of 30.8% or $55.4 million compared to the third quarter of the prior year. New partner firms added subsequent to September 30, 2017 that are included in our results of operations for the three months ended September 30, 2018 include Cornerstone Wealth, Fortem Financial, Bartlett Wealth Management, Campbell Deegan Financial, Nigro Karlin Segal Feldstein & Bolno, Asset Advisors, Edge Capital Group and Vista Wealth Management. These new partner firms contributed approximately $36.5 million in revenue during the three months ended September 30, 2018. The balance of the increase of $18.9 million was primarily due to the revenue growth at our existing partner firms associated with wealth management services and partner firm-level acquisitions, and a full period of revenue recognized during the three months ended September 30, 2018 for partner firms that were acquired during the three months ended September 30, 2017.

•            Organic revenue growth** was 9.7% compared to 14.4% in the third quarter of 2017, driven by broad growth and value add initiatives

•            Loss from operations was $14.3 million compared to $11.0 million in the third quarter of 2017

•            Net loss in the third quarter of 2018 was $38.9 million, as compared to a net loss of $37.9 million in the third quarter of 2017

**See footnote 2 under “How We Evaluate Our Business”.

Year-to-Date Financial and Operating Highlights

For the nine months ended September 30, 2018, we reported total revenues of $663.4 million, an increase of 40.2% or $190.3 million compared to the prior year. New partner firms added subsequent to September 30, 2017 that are included in our results of operations for the nine months ended September 30, 2018 include Cornerstone Wealth, Fortem Financial, Bartlett Wealth Management, Campbell Deegan Financial, Nigro Karlin Segal Feldstein & Bolno, Asset Advisors, Edge Capital Group and Vista Wealth Management. These new partner firms contributed approximately $68.3 million in revenue during the nine months ended September 30, 2018. The balance of the increase of $122.0 million was primarily due to the revenue growth at our existing partner firms associated with wealth management services and partner firm-level acquisitions, and a full period of revenue recognized during the nine months ended September 30, 2018 for partner firms that were acquired during the nine months ended September 30, 2017.

•            Organic revenue growth** was 14.3% compared to 11.9% during the first nine months of 2017, driven by broad growth and value add initiatives

•            Income from operations was $10.0 million compared to $2.8 million in the first nine months of 2017

•            Net loss in the first nine months of 2018 was $58.6 million, as compared to a net loss of $38.7 million for the first nine months of 2017

**See footnote 2 under “How We Evaluate Our Business”.

Balance Sheet and Liquidity

As of September 30, 2018, Focus had cash and cash equivalents of $98.4 million and $801.0 million stated value outstanding on its credit facilities. Our first lien leverage ratio under our credit facility was at 3.19x.

Teleconference, Webcast and Presentation Information

Chairman and Chief Executive Officer, Rudy Adolf, and Chief Financial Officer, Jim Shanahan, will host a conference call for the investment community on November 13, 2018 at 8:00 a.m. ET to discuss the Company’s third quarter results. Investors, analysts, and members of the media interested in listening to the call are encouraged to participate by dialing into the toll-free line at (877) 504-6131 or the international line at (786) 815-8445 and entering the passcode 4194176.

A live, listen-only webcast and a slide presentation entitled “Q3 and Year-To-Date 2018 Earnings Release Supplement” dated November 2018 will also be available under “Events” in the “Investor Relations” section of www.focusfinancialpartners.com. A webcast replay of the call will be available shortly after the event in the investor relations section of the Company’s website.  The webcast replay will be available until November 27, 2018.

About Focus Financial Partners Inc.

Focus Financial Partners is a leading partnership of independent, fiduciary wealth management firms. Focus provides access to best practices, resources, and continuity planning for its partner firms who serve individuals, families, employers and institutions with comprehensive wealth management services. Focus partner firms maintain their operational independence, while they benefit from the synergies, scale, economics and best practices offered by Focus to achieve their business objectives.

Cautionary Statement Concerning Forward-Looking Statements

The foregoing information contains certain forward-looking statements that reflect the company’s current views with respect to certain current and future events and financial performance. These forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company’s operations and business environment which may cause the company’s actual results to be materially different from any future results, expressed or implied, in these forward-looking statements. Any forward-looking statements in this release are based upon information available to the company on the date of this release. The company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any statements expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the company’s financial results may be found in the company’s filings with the Securities and Exchange Commission.

Investor and Media Contact Information

Steve Calk or Sam Gibbons

Tel: (646) 561-3226

FOCS@alpha-ir.com

How We Evaluate Our Business

We focus on several key financial metrics in evaluating the success of our business, the success of our partner firms and our resulting financial position and operating performance. Key metrics for the three and nine months ended September 30, 2017 and 2018 include the following:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2018	2017	2018
	(dollars in thousands, except share and per share data)
Revenue Metrics:
Revenue growth (1) from prior period	47.5%	30.8%	32.1%	40.2%
Organic revenue growth (2) from prior period	14.4%	9.7%	11.9%	14.3%

Management Fees Metrics (operating expense):
Management fees growth (3) from prior period	48.1%	45.0%	39.1%	46.1%
Organic management fees growth (4) from prior period	23.7%	12.7%	21.2%	18.1%

Adjusted EBITDA Metrics:
Adjusted EBITDA (5)	$42,378	$53,081	$103,226	$149,192
Adjusted EBITDA growth (5) from prior period	53.6%	25.3%	34.7%	44.5%

Adjusted Net Income Metrics:
Adjusted Net Income (5)	$23,798	$34,131	$63,231	$88,599
Adjusted Net Income growth (5) from prior period	30.0%	43.4%	23.3%	40.1%

Adjusted Net Income Per Share Metrics:
Adjusted Net Income Per Share (5)	$0.33	$0.46	$0.88	$1.22
Adjusted Net Income Per Share growth (5) from prior period	30.0%	39.4%	23.3%	38.6%
Adjusted Shares Outstanding (5)	71,843,916	74,055,933	71,843,916	72,557,403

Other Metrics:
Acquired Base Earnings (6)	$28,825	$11,200	$44,191	$37,750
Number of partner firms at period end (7)	51	58	51	58

(1)	Represents growth in our GAAP revenue.

(2)

Organic revenue growth represents the year-over-year growth in revenue related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented. We believe these growth statistics are useful in that they present full-period revenue growth of partner firms on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(3)

The terms of our management agreements entitle the management companies to management fees typically consisting of all Earnings Before Partner Compensation (“EBPC”) in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Management fees growth represents the interim growth in GAAP management fees earned by management companies. While an expense, we believe that growth in management fees reflect the strength of the partnership.

(4)

Organic management fees growth represents the year-over-year growth in management fees earned by management companies related to partner firms, including growth related to acquisitions of wealth management practices and customer relationships by our partner firms and partner firms that have merged, that for the entire interim periods presented, are included in our consolidated statements of operations for each of the entire interim periods presented.  We believe that these growth statistics are useful in that they present full-period growth of management fees on a ‘‘same store’’ basis exclusive of the effect of the partial period results of partner firms that are acquired during the comparable periods.

(5)

For additional information regarding Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income Per Share and Adjusted Shares Outstanding, including a reconciliation of Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income Per Share to the most directly comparable GAAP financial measure, please read ‘‘Reconciliation of Non-GAAP Financial Measures—Adjusted EBITDA’’ and ‘‘Reconciliation of Non-GAAP Financial Measures —Adjusted Net Income and Adjusted Net Income Per Share’’.

(6)

The terms of our management agreements entitle the management companies to management fees typically consisting of all future EBPC of the acquired wealth management firm in excess of Base Earnings up to Target Earnings, plus a percentage of any EBPC in excess of Target Earnings. Acquired Base Earnings is equal to our retained cumulative preferred position in Base Earnings. We are entitled to receive these earnings notwithstanding any earnings that we are entitled to receive in excess of Target Earnings. Base Earnings may change in future periods for various business or contractual matters. For example, from time to time when a partner firm consummates an acquisition, the management agreement among the partner firm, the management company and the principals is amended to adjust Base Earnings and Target Earnings to reflect the projected post-acquisition earnings of the partner firm.

(7)

Represents the number of partner firms on the last day of the period presented. The number includes new partner firms acquired during the period reduced by any partner firms that merged with existing partner firms prior to the last day of the period.

Unaudited Condensed Consolidated Financial Statements

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of operations

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
REVENUES:
Wealth management fees	$168,967	$220,235	$438,184	$620,886
Other	11,287	15,466	34,846	42,479
Total revenues	180,254	235,701	473,030	663,365
OPERATING EXPENSES:
Compensation and related expenses	90,524	107,382	196,037	262,004
Management fees	43,100	62,487	115,898	169,346
Selling, general and administrative	32,230	43,832	100,174	121,612
Intangible amortization	18,530	23,616	46,020	65,400
Non-cash changes in fair value of estimated contingent consideration	5,130	10,564	7,227	28,879
Depreciation and other amortization	1,749	2,077	4,826	6,121
Total operating expenses	191,263	249,958	470,182	653,362
INCOME (LOSS) FROM OPERATIONS	(11,009)	(14,257)	2,848	10,003
OTHER INCOME (EXPENSE):
Interest income	32	432	74	809
Interest expense	(14,296)	(12,996)	(27,338)	(45,480)
Amortization of debt financing costs	(1,344)	(828)	(2,726)	(2,716)
Gain on sale of investment	—	—	—	5,509
Loss on extinguishment of borrowings	(8,106)	(7,060)	(8,106)	(21,071)
Other (expense) income—net	(2,959)	(525)	(3,206)	(229)
Income from equity method investments	358	55	1,066	208
Total other expense—net	(26,315)	(20,922)	(40,236)	(62,970)
LOSS BEFORE INCOME TAX	(37,324)	(35,179)	(37,388)	(52,967)
INCOME TAX EXPENSE	(557)	(3,745)	(1,281)	(5,667)
NET LOSS	$(37,881)	(38,924)	$(38,669)	(58,634)
Non-controlling interest		28,726		48,436
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS		$(10,198)		$(10,198)

Loss per share of Class A common stock:
Basic		$(0.24)		$(0.24)
Diluted		$(0.24)		$(0.24)

Weighted average shares of Class A common stock outstanding:
Basic		42,351,043		42,351,043
Diluted		42,351,043		42,351,043

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated balance sheets

(In thousands, except share data)

	December 31,	September 30,
	2017	2018
ASSETS
Cash and cash equivalents	$51,455	$98,378
Accounts receivable less allowances of $505 at 2017 and $1,208 at 2018	73,513	101,570
Prepaid expenses and other assets	37,423	70,127
Fixed assets—net	21,397	22,407
Debt financing costs—net	13,278	13,014
Deferred tax assets—net	—	70,232
Goodwill	515,489	693,160
Other intangible assets—net	522,282	672,060
TOTAL ASSETS	$1,234,837	$1,740,948
LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT/ SHAREHOLDERS’ EQUITY:
LIABILITIES
Accounts payable	$5,752	$8,621
Accrued expenses	23,626	48,588
Due to affiliates	33,698	40,537
Deferred revenue	6,094	7,811
Other liabilities	99,077	148,929
Borrowings under credit facilities (stated value of $1,000,012 and $800,993 at December 31, 2017 and September 30, 2018)	980,502	798,481
Tax receivable agreements obligation	—	39,156
TOTAL LIABILITIES	1,148,749	1,092,123

MEZZANINE EQUITY
Redeemable common and incentive units	166,249	—
Convertible preferred units	698,500	—
TOTAL MEZZANINE EQUITY	864,749	—

COMMITMENTS AND CONTINGENCIES
MEMBERS’ DEFICIT	(778,661)	—
Class A common stock, par value $0.01, 0 and 500,000,000 shares authorized; and 0 and 42,529,651 shares issued and outstanding at December 31, 2017 and September 30, 2018, respectively	—	425
Class B common stock, par value $0.01, 0 and 500,000,000 shares authorized; and 0 and 22,823,272 shares issued and outstanding at December 31, 2017 and September 30, 2018, respectively	—	228
Additional paid-in capital	—	389,830
Accumulated deficit	—	(10,198)
Accumulated other comprehensive loss	—	(245)
Total members’ deficit/ shareholders’ equity	(778,661)	380,040
Non-controlling interests	—	268,785
Total deficit/ equity	(778,661)	648,825
TOTAL LIABILITIES, MEZZANINE EQUITY, AND MEMBERS’ DEFICIT/SHAREHOLDERS’ EQUITY	$1,234,837	$1,740,948

	As of September 30, 2018
	Interest	%
Economic Ownership of Focus Financial Partners, LLC Interests:
Focus Financial Partners Inc. (1)	42,529,651	56.6%
Non-Controlling Interests (2)	32,634,051	43.4%
Total	75,163,702	100.0%

(1)         Includes 178,608 unvested Class A common stock.

(2)   Includes 9,810,779 Focus LLC common units issuable upon conversion of the outstanding 16,842,170 vested and unvested incentive units (assuming vesting of the unvested incentive units and a September 30, 2018 period end value of the Focus LLC common units equal to $47.46).

FOCUS FINANCIAL PARTNERS INC.

Unaudited condensed consolidated statements of cash flows

(In thousands)

	Nine Months Ended
	September 30,
	2017	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(38,669)	$(58,634)
Adjustments to reconcile net loss to net cash provided provided by operating activities—net of effect of acquisitions:
Intangible amortization	46,020	65,400
Depreciation and other amortization	4,826	6,121
Amortization of debt financing costs	2,726	2,716
Non-cash equity compensation expense	31,399	31,612
Non-cash changes in fair value of estimated contingent consideration	7,227	28,879
Income from equity method investments	(1,066)	(208)
Distributions received from equity method investments	694	739
Other non-cash items	(223)	787
Loss on extinguishment of borrowings	8,106	19,001
Changes in cash resulting from changes in operating assets and liabilities:
Accounts receivable	(25,824)	(30,172)
Prepaid expenses and other assets	5,861	(6,035)
Accounts payable	(1,437)	1,219
Accrued expenses	19,963	21,382
Due to affiliates	5,803	7,503
Other liabilities	(4,905)	(6,315)
Deferred revenue	1,228	2,223
Net cash provided by operating activities	61,729	86,218
CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions and contingent consideration—net of cash acquired	(361,765)	(296,821)
Purchase of fixed assets	(8,514)	(6,326)
Investment and other	(500)	(24,300)
Net cash used in investing activities	(370,779)	(327,447)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facilities	1,181,936	250,000
Repayments of borrowings under credit facilities	(640,000)	(449,019)
Proceeds from issuance of common stock, net	—	565,160
Proceeds from issuance of convertible preferred units, net	643,272	—
Payment of preferred dividends	(3,063)	—
Payments in connection with unit redemptions, net	(795,638)	(61,539)
Contingent consideration paid	(5,499)	(10,286)
Payments of debt financing costs	(32,612)	(4,612)
Payments on capital lease obligations	(171)	(147)
Distributions for unitholders	(2,168)	(1,308)
Net cash provided by financing activities	346,057	288,249
EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	146	(97)
CHANGE IN CASH AND CASH EQUIVALENTS	37,153	46,923
CASH AND CASH EQUIVALENTS:
Beginning of period	16,508	51,455
End of period	$53,661	$98,378

Reconciliation of Non-GAAP Financial Measures

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP measure. Adjusted EBITDA is defined as net income (loss) excluding interest income, interest expense, income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, depreciation and other amortization, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, other expense/income, net, delayed offering cost expense, other one-time transaction expenses, and management contract buyout, if any. We believe that Adjusted EBITDA, viewed in addition to and not in lieu of, our reported GAAP results, provides additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods, the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods; the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

We use Adjusted EBITDA:

•                  As a measure of operating performance;

•                  For planning purposes, including the preparation of budgets and forecasts;

•                  To allocate resources to enhance the financial performance of our business;

•                  To evaluate the effectiveness of our business strategies; and

•                  As a consideration in determining compensation for certain employees.

Adjusted EBITDA does not purport to be an alternative to net income (loss) or cash flows from operating activities. The term Adjusted EBITDA is not defined under GAAP, and Adjusted EBITDA is not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under

GAAP. Some of these limitations are:

•     Adjusted EBITDA does not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted EBITDA does not reflect changes in, or cash requirements for, working capital needs; and

•                  Adjusted EBITDA does not reflect the interest expense on our debt or the cash requirements necessary to service interest or principal payments.

In addition, Adjusted EBITDA can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and using Adjusted EBITDA as supplemental information.

Set forth below is a reconciliation of net loss to Adjusted EBITDA for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(dollars in thousands)
Net loss	$(37,881)	$(38,924)	$(38,669)	$(58,634)
Interest income	(32)	(432)	(74)	(809)
Interest expense	14,296	12,996	27,338	45,480
Income tax expense	557	3,745	1,281	5,667
Amortization of debt financing costs	1,344	828	2,726	2,716
Intangible amortization	18,530	23,616	46,020	65,400
Depreciation and other amortization	1,749	2,077	4,826	6,121
Non-cash equity compensation expense	27,620	24,057	31,399	31,612
Non-cash changes in fair value of estimated contingent consideration	5,130	10,564	7,227	28,879
Gain on sale of investment	—	—	—	(5,509)
Loss on extinguishment of borrowings	8,106	7,060	8,106	21,071
Other expense (income), net	2,959	525	3,206	229
Delayed offering cost expense	—	—	9,840	—
Other one-time transaction expenses	—	6,969	—	6,969
Adjusted EBITDA	$42,378	$53,081	$103,226	$149,192

Adjusted Net Income and Adjusted Net Income Per Share

We analyze our performance using Adjusted Net Income and Adjusted Net Income Per Share. Adjusted Net Income and Adjusted Net Income Per Share are non-GAAP measures. We define Adjusted Net Income as net income (loss) excluding income tax expense (benefit), amortization of debt financing costs, intangible amortization and impairments, if any, non-cash equity compensation expense, non-cash changes in fair value of estimated contingent consideration, gain on sale of investment, loss on extinguishment of borrowings, delayed offering cost expense, management contract buyout, if any, and other one-time transaction expenses. The calculation of Adjusted Net Income also includes adjustments to reflect (i) a pro forma 27% income tax rate assuming all earnings of Focus LLC were recognized by Focus Inc. and no earnings were attributable to non-controlling interests and (ii) tax adjustments from intangible asset related income tax benefits from acquisitions based on a pro forma 27% tax rate.

Adjusted Net Income Per Share for the three and nine months ended September 30, 2018 is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding for the three and nine months ended September 30, 2018 includes: (i) the weighted average shares of Class A common stock outstanding during the periods, (ii) the weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock outstanding during the periods, (iii) the weighted average number of Focus LLC common units outstanding during the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock) and (iv) the weighted average number of common unit equivalents of Focus LLC vested and unvested incentive units outstanding during the periods based on the closing price of our Class A common stock on the last trading day of the periods (assuming that 100% of such Focus LLC common units have been exchanged for Class A common stock).

Adjusted Net Income Per Share for the periods prior to July 30, 2018 is calculated by dividing Adjusted Net Income by the Adjusted Shares Outstanding. Adjusted Shares Outstanding for the periods prior to July 30, 2018 was 71,843,916 and includes all vested and unvested shares of Class A common stock issued in connection with the IPO and Reorganization Transactions, assumes that all vested non-compensatory stock options and unvested compensatory stock options outstanding at the closing of the IPO have been exercised (assuming vesting of unvested compensatory stock options and a then-current value of the Class A common stock equal to the $33.00 IPO price) and assumes that 100% of the Focus LLC common units and vested and unvested incentive units outstanding at the closing of the IPO have been exchanged for Class A common stock (assuming vesting of the unvested incentive units and a then-current value of the Focus LLC common units equal to the $33.00 IPO price).

We believe that Adjusted Net Income and Adjusted Net Income Per Share, viewed in addition to and not in lieu of, our reported GAAP results, provide additional useful information to investors regarding our performance and overall results of operations for various reasons, including the following:

•                  Non-cash equity grants made to employees or non-employees at a certain price and point in time do not necessarily reflect how our business is performing at any particular time; stock-based compensation expense is not a key measure of our operating performance;

•                  Contingent consideration or earn outs can vary substantially from company to company and depending upon each company’s growth metrics and accounting assumption methods; the non-cash changes in fair value of estimated contingent consideration is not considered a key measure in comparing our operating performance; and

•                  Amortization expenses can vary substantially from company to company and from period to period depending upon each company’s financing and accounting methods, the fair value and average expected life of acquired intangible assets and the method by which assets were acquired; the amortization of intangible assets obtained in acquisitions are not considered a key measure in comparing our operating performance.

Adjusted Net Income and Adjusted Net Income Per Share do not purport to be an alternative to net income (loss) or cash flows from operating activities. The terms Adjusted Net Income and Adjusted Net Income Per Share are not defined under GAAP, and Adjusted Net Income and Adjusted Net Income Per Share are not a measure of net income (loss), operating income or any other performance or liquidity measure derived in accordance with GAAP. Therefore, Adjusted Net Income and Adjusted Net Income Per Share have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect all cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  Adjusted Net Income and Adjusted Net Income Per Share do not reflect changes in, or cash requirements for, working capital needs; and

•                  Other companies in the financial services industry may calculate Adjusted Net Income and Adjusted Net Income Per Share differently than we do, limiting its usefulness as a comparative measure.

In addition, Adjusted Net Income and Adjusted Net Income Per Share can differ significantly from company to company depending on strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. We compensate for these limitations by relying also on the GAAP results and use Adjusted Net Income and Adjusted Net Income Per Share as supplemental information.

Set forth below is a reconciliation of net loss to Adjusted Net Income and Adjusted Net Income Per Share for the three and nine months ended September 30, 2017 and 2018:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2018	2017	2018
	(dollars in thousands, except share and per share data)
Net loss	$(37,881)	$(38,924)	$(38,669)	$(58,634)
Income tax expense	557	3,745	1,281	5,667
Amortization of debt financing costs	1,344	828	2,726	2,716
Intangible amortization	18,530	23,616	46,020	65,400
Non-cash equity compensation expense	27,620	24,057	31,399	31,612
Non-cash changes in fair value of estimated contingent consideration	5,130	10,564	7,227	28,879
Gain on sale of investment	—	—	—	(5,509)
Loss on extinguishment of borrowings	8,106	7,060	8,106	21,071
Delayed offering cost expense	—	—	9,840	—
Other one time transaction expenses (1)	2,843	7,535	2,843	7,535
Subtotal	$26,249	$38,481	$70,773	$98,737
Pro forma income tax expense (27%) (2)	(7,087)	(10,390)	(19,108)	(26,659)
Tax Adjustments (2) (3)	4,636	6,040	11,566	16,521
Adjusted Net Income	$23,798	$34,131	$63,231	$88,599

Adjusted Shares Outstanding (4)	71,843,916	74,055,933	71,843,916	72,557,403
Adjusted Net Income Per Share	$0.33	$0.46	$0.88	$1.22

Calculation of Adjusted Shares Outstanding:
Weighted average shares of Class A common stock outstanding—diluted (5)	—	42,351,043	—	42,351,043
Adjustments:
Shares of Class A common stock issued in connection with the IPO and Reorganization Transactions (6)	42,529,651	—	42,529,651	—
Weighted average incremental shares of Class A common stock related to stock options and unvested Class A common stock (7)	—	130,411	—	130,411
Weighted average Focus LLC common units outstanding (8)	22,499,665	22,695,798	22,499,665	22,565,761
Weighted average common unit equivalent of Focus LLC incentive units outstanding (9)	6,814,600	8,878,681	6,814,600	7,510,188
Adjusted Shares Outstanding (4)	71,843,916	74,055,933	71,843,916	72,557,403

(1)         In 2018, primarily relates to one-time expenses related to (a.) cash compensation of $5,926, which were recorded in compensation and related expenses, in connection with the IPO and related reorganization transactions and (b.) transaction expenses of $648, which were recorded in selling, general and administrative expenses, associated with the acquisition of Loring Ward that is subject to close. In 2017, relates to one-time transaction expenses, which were recorded in other (expense) income-net, related to insurance fees associated with the investment by our private equity investors.

(2)         For periods ended prior to the closing of the IPO and the consummation of the related reorganization transactions on July 30, 2018, these adjustments are being made for comparative purposes only.

(3)         As of September 30, 2018, estimated tax adjustments from intangible asset related income tax benefits from closed acquisitions based on a pro forma 27% tax rate for the next 12 months is $24,766.

(4)         For historical periods prior to the closing of the IPO and consummation of the related reorganization transactions on July 30, 2018, the Adjusted Shares Outstanding are deemed to be outstanding for comparative purposes only.

(5)         Represents our GAAP weighted average Class A common stock outstanding—diluted.

(6)         The issuance of Class A common stock that occurred upon closing of the IPO and the consummation of related reorganization transactions on July 30, 2018 is assumed to have occurred as of January 1, 2017 for comparative purposes.

(7)         The incremental shares for the three and nine months ended September 30, 2018 related to stock options and unvested Class A common stock as calculated using the treasury stock method were not included in the calculation of weighted average shares of Class A common stock—diluted as the result would have been anti-dilutive.

(8)         Assumes that 100% of the Focus LLC common units were exchanged for Class A common stock.

(9)         Assumes that 100% of the vested and unvested Focus LLC incentive units were converted into Focus LLC common units based on the closing price of our Class A common stock at the end of the respective period and such Focus LLC common units were exchanged for Class A common stock. For the periods ending prior to July 30, 2018, the exchange to Class A common stock was based on the $33.00 IPO price.